UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 29, 2015
Date of earliest event reported: September 28, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 28, 2015, Hydrocarb Energy Corporation (the “Company”, “we” and “us”) designated 35,000 shares of Series B Convertible Preferred Stock in connection with the filing of the Certificate of Amendment with the Secretary of State of Nevada, as described in greater detail below under Item 5.03. As a result of the designation of such Series B Convertible Preferred Stock, all outstanding principal and accrued interest on those certain Convertible Promissory Notes sold by the Company (and previously issued to its Chief Executive Officer), as part of its private placement offering of units, each consisting of (a) 25,000 shares of the Company’s restricted common stock; and (b) Convertible Promissory Notes with a face amount of $100,000; automatically converted into shares of Series B Convertible Preferred Stock (which Series B Convertible Preferred Stock has the rights and privileges set forth below under Item 5.03), based on the face value of such Series B Convertible Preferred Stock, $1,000 per share. Specifically, the $3.05 million in outstanding Convertible Promissory Notes (including $3 million held by the Company’s Chief Executive Officer, Kent P. Watts), converted into an aggregate of 3,050 shares of Series B Convertible Preferred Stock. All fractional amounts outstanding under the Convertible Promissory Notes (including accrued and unpaid interest), after the conversion of the Convertible Notes into the Series B Convertible Preferred Stock, was paid in cash.

We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, for the above conversions, as the securities were exchanged by the Company with its existing security holder exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Stockholder Approval of the Hydrocarb Energy Corporation 2015 Stock Incentive Plan

The Annual Meeting of Shareholders of the Company was held on September 28, 2015 (the “Meeting”). At the Meeting, the stockholders of the Company approved the adoption of the Company’s 2015 Stock Incentive Plan (the “Plan”). The Company’s stockholders approved the Plan in accordance with the voting results set forth below under Item 5.07. The Plan was originally approved by the Board of Directors of the Company on August 17, 2015, subject to stockholder approval.

The material terms of the Plan were described in the Company’s Proxy Statement on Schedule 14A, under the caption “Proposal 6 – Ratification of the Company’s 2015 Stock Incentive Plan”, filed with the SEC on August 18, 2015. The Plan provides an opportunity, subject to approval of our Board of Directors of individual grants and awards, for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is one million shares.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by the full text of the Plan, set forth in Exhibit 10.1, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 28, 2015, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada, to (1) affect an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock to 1,000,000,000 shares; (2) affect an amendment to the Company’s Articles of Incorporation to authorize 100,000,000 shares of “blank check” preferred stock (the “Blank Check Preferred Amendment”); (3) designate 10,000 shares of Series A 7% Convertible Voting Preferred Stock (the “Series A Amendment”); and (4) designate 35,000 shares of Series B Convertible Preferred Stock (the “Series B Amendment”), each of which amendments were approved by the stockholders of the Company at the Meeting as described below in greater detail under Item 5.07.  Previously. effective on September 21, 2015, the Company filed a Certificate of Correction with the Secretary of State of Nevada, which cancelled and rescinded in its entirety, the previously filed Series A 7% Convertible Voting Preferred Stock designation filed by the Board of Directors without stockholder approval on December 2, 2013.

Pursuant to the Blank Check Preferred Amendment, up to 100,000,000 shares of preferred stock of the Company may be issued from time to time in one or more series, each of which will have such distinctive designation or title as may be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

Pursuant to the Series A Amendment, the Company designated 10,000 shares of Series A 7% Convertible Voting Preferred Stock, which has a stated value of $400 per share, pays dividends at 7% per annum, is convertible into the Company’s common stock (together with accrued and unpaid dividends), at a holder’s option, at a conversion rate of $6.00 per share, and is neither redeemable nor callable. The designation provides that the Series A Preferred stockholders may vote their common stock equivalent voting power (i.e., the number of shares of common stock which the Series A Preferred stock shares convert into). As described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on August 18, 2015, the (“Proxy”), the approval of the Series A Amendment was only to ratify the effect of certain prior transactions, and the Company has no current plans to issue Series A Preferred Stock at this time.

Pursuant to the Series B Amendment, the Company designated 35,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has a face value of $1,000, and accrues a quarterly dividend (based on each calendar quarter), beginning on the first day of the first full month following the initial issuance date of the Series B Convertible Preferred Stock, equal to the average of the closing spot prices for West Texas Intermediate crude oil on each trading day during the immediately prior calendar quarter divided by ten, plus two (the “WTI Interest Rate”) multiplied by the face value (provided that the interest rate for the first quarter after issuance is 7% per annum). Until the end of the third calendar quarter following the initial issuance date (the “Accrual Period”), dividends accrue and are paid in additional shares of Series B Convertible Preferred Stock based on the face value of the Series B Convertible Preferred Stock (provided that any dividends representing less than the face value accrue until the next period (if they then total the face value of one share of Series B Convertible Preferred Stock) or the end of the Accrual Period when they are payable in cash). Any dividends not paid when due accrue interest at the rate of 12% per annum until paid in full. The Series B Convertible Preferred Stock has the right to participate in dividends and other non-stock distributions of the Company as if such Series B Convertible Preferred Stock had previously been converted into common stock. The Series B Convertible Preferred Stock contains a liquidation preference equal to its face value, which takes priority over the securities of the Company other than, the Series A Preferred Stock, amounts owed by the Company to Shadow Tree Capital Management, LLC, and other lenders under the Company’s senior credit facility, as well as any future debt used to refinance, repay or supplement the senior credit facility, capital leases, senior debt in place as of the original issuance date of the Series B Convertible Preferred Stock and any other securities which the Company may determine to provide first priority interests to in the event of a liquidation of the Company, provided that the Series B Convertible Preferred Stock shall always have a liquidation preference over the common stock.

Each Series B Convertible Preferred Stock share is convertible, at any time, at the option of the holder, into 250 shares of common stock, and all accrued and unpaid dividends are convertible into common stock of the Company at the option of the holder at any time, at the rate of $4 per share. Each Series B Convertible Preferred Stock share votes together with the common stock on all shareholder matters, and not as a separate class, and has the right to vote 250 voting shares on all shareholder matters. The Series B Convertible Preferred Stock and any and all accrued and unpaid dividends thereon also automatically convert, upon the Company’s common stock (as adjusted for stock splits and similar events) closing at or above $7 per share for a period of at least thirty consecutive trading days, into shares of common stock in an amount equal to (i) the number of shares of Series B Convertible Preferred Stock held by each holder multiplied by the face value of the Series B Convertible Preferred Stock ($1,000 per share), plus (ii) any and all accrued dividends, divided by the conversion price ($4 per share). The Series B Convertible Preferred Stock contains no preemptive rights. The Series B Convertible Preferred Stock has no redemption rights, provided the Company is able, pursuant to the terms of the Series B Convertible Preferred Stock to negotiate, from time to time, mutually agreeable redemption terms with any or all of the Series B Convertible Preferred Stock holders (which terms and conditions need not be consistent from holder to holder).

So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company cannot, without first obtaining the approval of the holders of a majority in interest of the Series B Convertible Preferred Stock, voting together as a single class (a) effect an exchange, reclassification, or cancellation of all or a part of the Series B Convertible Preferred Stock (except in connection with a recapitalization which effects the conversion price of the Series B Convertible Preferred Stock and/or a combination in which the holders of the Series B Convertible Preferred Stock have the right to participate on an as-converted basis); (b) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Convertible Preferred Stock (except in connection with a recapitalization which effects the conversion price of the Series B Convertible Preferred Stock and/or a combination in which the holders of the Series B Convertible Preferred Stock have the right to participate on an as-converted basis); (c) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock so as to affect adversely the shares of such series; or (d) amend or waive any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Convertible Preferred Stock so as to affect adversely the shares of Series B Convertible Preferred Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 17,993,625 voting shares, or 77.8% of our 23,117,951 total outstanding voting shares as of August 13, 2015, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following Proposals were voted on at the Meeting (as described in greater detail in the Proxy), with the results of such voting as follows:

Proposal 1	For	Against
To elect two directors to the Board of Directors (the “Board”) each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Kent P. Watts	17,910,829	82,796
S. Chris Herndon	17,910,829	82,796

Proposal 2	For	Against	Abstain
To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock to 1,000,000,000 shares.	17,845,127	33,695	114,803
Proposal 3	For	Against	Abstain
To approve an amendment to the Company’s Articles of Incorporation to authorize 100,000,000 shares of “blank check” preferred stock.	17,866,279	33,449	93,897
Proposal 4	For	Against	Abstain
To approve the designation of 10,000 shares of Series A 7% Convertible Voting Preferred Stock.	17,867,515	22,213	103,897
Proposal 5	For	Against	Abstain
To approve the designation of 35,000 shares of Series B Convertible Preferred Stock.	17,870,790	18,872	103,963
Proposal 6	For	Against	Abstain
To ratify the Company’s 2015 Stock Incentive Plan.	17,860,394	30,768	102,463

Proposal 7	For	Against	Abstain
To ratify the appointment of MaloneBailey CPA’s, PC, as the Company’s independent auditors for the fiscal year ending July 31, 2016.	17,900,464	264	92,897
Proposal 8	For	Against	Abstain
To approve, by non-binding vote, the compensation of the Company’s named executive officers.	17,869,038	30,040	94,547
Proposal 9	1 Year	2 Years	3 Years	Abstain
To recommend, by non-binding vote, the frequency of holding advisory votes on the compensation of the Company’s named executive officers.	1,195,544	23,631	16,677,458	96,992
Proposal 10	For	Against	Abstain
To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.	17,894,577	6,125	92,923

As such, each of the two (2) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in its proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal; Proposals 6, 7, 8 and 10 were separately approved and ratified by a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on each such proposal; and Proposals 2, 3, 4, 5 were separately approved and ratified by a majority of the Company’s outstanding voting shares as of the Record Date of the Meeting. Additionally, pursuant to Proposal 9, the stockholders recommended, by a wide margin (92.6% of the total shares voted on the proposal voted for a frequency of three years), that we hold non-binding votes every three years on the frequency of holding advisory votes on the compensation of the Company’s named executive officers.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1*
Certificate of Amendment to Articles of Incorporation dated September 28, 2015 (Increase in authorized shares of common stock to 1 billion, authorization of 100 million “blank check” preferred stock shares, designation of 10,000 shares of Series A 7% Convertible Voting Preferred Stock, and designation of 35,000 shares of Series B Convertible Preferred Stock)

10.1*	2015 Stock Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 29, 2015	Hydrocarb Energy Corporation

	By:	/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*
Certificate of Amendment to Articles of Incorporation dated September 28, 2015 (Increase in authorized shares of common stock to 1 billion, authorization of 100 million “blank check” preferred stock shares, designation of 10,000 shares of Series A 7% Convertible Voting Preferred Stock, and designation of 35,000 shares of Series B Convertible Preferred Stock)

10.1*	2015 Stock Incentive Plan

* Filed herewith.